Exhibit 10.2
AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT is dated as of the 13th day of April, 2012

BETWEEN:

CORPORACIÓN KEDAH, S.A. DE C. V. (the “Seller”)

- and -

TARA MINERALS CORP. (the “Buyer”)

CONTEXT:

A.
The Seller has been active as a land owner, prospector and miner in the Choix region, state of Sinaloa, Mexico.  The region includes the La Reforma Mining District and the western part of the Northern Sierra Madre Gold.

B.	The Seller wishes to sell its assembled knowledge, contacts, and technical information regarding mineralized structures, showings and prospects within the region.

C.	The Seller wishes to sell, and the Buyer wishes to buy, the Seller’s information.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Agreement of Purchase and Sale

Subject to the terms and conditions of this Agreement, the closing of this transaction will occur forthwith whereupon the Seller will sell and the Buyer will purchase all of the information regarding precious and non-precious minerals’ related prospects, assembled by the Buyer, in the Choix region.

2.	Amount and Payment of Consideration

(a)	The Buyer will issue to the Seller, within 15 days of this Agreement, 500,000 common shares in the capital stock of the Buyer subject to Rule 144 of the Securities Act of 1933; and

(b)	The Buyer will make a payment, within 15 days of this Agreement, of US $250,000 to the Seller.

3.	Representations Warranties and Covenants

(a)	The Seller has good right, full power and absolute authority to execute and deliver this Agreement; and

(b)	The Buyer has good right, full power and absolute authority to execute and deliver this Agreement.

4.	Governing Law

This Agreement is governed by, and is to be construed and interpreted in accordance with, the laws of Nevada, United States.

5.	Counterparts

This Agreement may be executed and delivered by the parties in one or more counterparts, each of which when so executed and delivered will be an original and each of which may be delivered by facsimile or functionally equivalent electronic means, and those counterparts will together constitute one and the same instrument.

Each of the parties has executed and delivered this Agreement as of the date first written above.

CORPORACIÓN KEDAH, S.A. DE C. V.

Per:
Name:	HÉCTOR CERVANTES TREJO
Title:	Sole Administrator and Legal Representative

TARA MINERALS CORP.

Per:
Name:	FRANCIS R. BISCAN JR.
Title:	President and CEO